EXHIBIT INDEX

(h)(5) Amended and Restated Fee Waiver Agreement between American Express Financial Corporation, American Express Client Service Corporation and AXP Intermediate Tax-Exempt Fund, a series of AXP Tax-Exempt Series, Inc. dated Dec. 1, 2004.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Nov. 11, 2004.